EXHIBIT 13
                         ASSIGNMENT FORM

             (To be executed only upon the assignment
                      of the within Warrant)


     FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant hereby sells, assigns and transfer unto First Source Financial LLP, whose address is 2700 Sanders Road, Prospect Heights, Illinois 60070, all of the rights of the undersigned under the within Warrant, with respect to Three Million One Hundred Fifty Thousand and 00/100 shares of Common Stock of Optek Technology, Inc. and if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of Optek Technology, Inc. not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint Gregory P.L. Pierce, Attorney to register such transfer on the books of Optek Technology, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:  March 24, 1995


By:  /s/ GLEN O. FICK
     ________________________________
     (Signature of Registered Holder)


Signature Guaranteed:

/s/ BANK OF AMERICA
__________________________________
By:  _____________________________
     [Title]


NOTICE: The signature to this Assignment must correspond exactly with the name of the Holder as specified on the face of the within Warrant.

The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.